     As filed with the Securities and Exchange Commission on August 6, 1999
                                                               File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                                AMF BOWLING, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     13-3873268
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 8100 AMF DRIVE
                            RICHMOND, VIRGINIA 23111
                                 (804) 730-4000
           (Address of principal executive office, including zip code)

                                AMF BOWLING, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 Roland C. Smith
                      President and Chief Executive Officer
                                AMF Bowling, Inc.
                                 8100 AMF Drive
                            Richmond, Virginia 23111
                                 (804) 730-4000
 (Name, address and telephone number, including area code, of agent for service of process)

      Copies of all communications, including communications sent to agent for service, should be sent to:

                           Joseph C. Carter, III, Esq.
                       McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed Maximum     Proposed Maximum     Amount of
                                           Amount to be                Offering Price per       Aggregate       Registration
Title of Securities to be Registered        Registered                       Share            Offering Price         Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   2,000,000 shs./(1)(2)/            $5.1875/(3)/        $10,375,000/(3)/     $2,885
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------
(1) The number of shares being registered represents additional shares of AMF's Common Stock authorized and reserved for issuance under AMF's 1998 Stock Incentive Plan and not previously registered.
(2) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(3) Estimated, pursuant to Rule 457(h),and solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) based on the average of the high and low prices of AMF Common Stock on the New York Stock Exchange on August 2, 1999.

                                  INTRODUCTION

     This registration statement on Form S-8 is filed by AMF Bowling, Inc., a Delaware corporation, relating to 2,000,000 shares of its common stock, par value $0.01 per share (the "Common Stock") issuable to eligible AMF employees under AMF's 1998 Stock Incentive Plan, as amended (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be filed as part of this registration statement pursuant to Note to Part 1 of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by AMF with the SEC are incorporated herein by reference and made a part hereof:

     1. Annual Report on Form 10-K (File No. 001-13539) for the year ended December 31, 1998.

     2. Quarterly Report on Form 10-Q (File No. 001-13539) for the quarter ended March 31, 1999.

     3. Current Reports on Form 8-K (File No. 001-13539), filed with the SEC on May 5, 1999, June 28, 1999, June 29, 1999 and July 30, 1999.

     4. The description of AMF's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on October 27, 1997 (File No. 001-13539).

     All documents, filed subsequent to the date hereof by AMF with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII, Section 1 of AMF's Restated Certificate of Incorporation limits the liability of directors thereof to the full extent permitted by Section 102(b)(7) of the DGCL.

         Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, a corporation may indemnify any such person for expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of any such action or suit by or in the right of the corporation if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation; however, the corporation may not indemnify the person for such expenses in a suit or action by or on behalf of the corporation unless the Delaware Court of Chancery of the court hearing the action or proceeding determines that the person is fairly and reasonably entitled to indemnity for such expenses. A corporation is required to provide the foregoing indemnity to a director if the director is successful (on the merits or otherwise) in his or her defense of the claim or proceeding. Article VIII,
Section 2(a) of the Restated Certificate of Incorporation of AMF provides that AMF shall indemnify its officers and directors to the full extent permitted by Delaware law.

         Article VIII, Section 2(a) of AMF's Restated Certificate of Incorporation also provides that AMF shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors, except as otherwise provided in the Restated Certificate of Incorporation. Any rights to indemnification conferred in Section 2 are contract rights, and include the right to be paid by AMF the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to AMF of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the Board of Directors, AMF may extend such indemnification to employees and agents of AMF.

         An insurance policy obtained by AMF provides for indemnification of officers and directors of AMF and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 6th day of August, 1999.

                                  AMF BOWLING, INC.


                                  By:  /s/ Roland C. Smith
                                       -----------------------------------------
                                       Roland C. Smith
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                      Signature                                         Title                          Date
                      ---------                                         -----                          ----
/s/ Richard A. Friedman*                                Chairman of the Board and Director        August 6, 1999
---------------------------------------------------
Richard A. Friedman

/s/ Terence M. O'Toole*                                 Director                                  August 6, 1999
---------------------------------------------------
Terence M. O'Toole

/s/ Peter M. Sacerdote*                                 Director                                  August 6, 1999
---------------------------------------------------
Peter M. Sacerdote

/s/ Roland C. Smith                                     President and Chief Executive             August 6, 1999
---------------------------------------------------     Officer (Principal Executive
Roland C. Smith                                         Officer) and Director


/s/ Stephen E. Hare*                                    Executive Vice President, Chief           August 6, 1999
---------------------------------------------------     Financial Officer, Treasurer
Stephen E. Hare                                         (Principal Financial Officer) and
                                                        Director

/s/ Charles M. Diker*                                   Director                                  August 6, 1999
---------------------------------------------------
Charles M. Diker

/s/ Paul B. Edgerley*                                   Director                                  August 6, 1999
---------------------------------------------------
Paul B. Edgerley

/s/ Howard A. Lipson*                                   Director                                  August 6, 1999
---------------------------------------------------
Howard A. Lipson


                      Signature                                         Title                          Date
                      ---------                                         -----                          ----
/s/ Thomas R. Wall, IV*                                 Director                                  August 6, 1999
---------------------------------------------------
Thomas R. Wall, IV

/s/ Michael P. Bardaro*                                 Senior Vice President, Corporate          August 6, 1999
---------------------------------------------------     Controller and Assistant Secretary
Michael P. Bardaro                                      (Principal Accounting Officer)


*  By:  /s/ Roland C. Smith
       ---------------------------------------------
         Roland C. Smith
         Attorney-in-Fact


                                  EXHIBIT INDEX



Exhibit Number                                         Exhibit
--------------                                         -------

       4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       4.2 By-Laws (incorporated by reference to Exhibit 3.1 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       4.3    Specimen of Common Stock Certificate (incorporated by reference to
              Exhibit 4.1 to AMF's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-13539))

       5      Opinion of McGuire, Woods, Battle & Boothe LLP (a)

       23.1   Consent of Arthur Andersen LLP (a)

       23.2   Consent of PricewaterhouseCoopers LLP (a)

       23.3 Consent of McGuire, Woods, Battle & Boothe LLP (contained in the opinion of counsel filed as Exhibit 5)

       24     Powers of Attorney of directors and certain officers of AMF (a)

       99.1 AMF Bowling, Inc. 1998 Stock Incentive Plan (incorporated by reference to Exhibit A to AMF's Definitive Schedule 14A (File No. 001-13539) filed with the SEC on March 27, 1998)

       99.2 Amendment to the AMF Bowling, Inc. 1998 Stock Incentive Plan (incorporated by reference to Exhibit A to AMF's Definitive
              Schedule 14A (File No. 001-13539) filed with the SEC on March 13,
              1999)

       99.3 Stockholders Agreement, dated as of April 30, 1996 (the "Stockholders Agreement"), between AMF and certain of its stockholders (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 of AMF Bowling Worldwide, Inc. (formerly AMF Group Inc.)(File No. 333-4877))

       99.4 Amendment No. 1, dated as of May 28, 1996, to the Stockholders Agreement (incorporated by reference to Exhibit 10.5 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       99.5 Amendment No. 2, dated as of May 31, 1996, to the Stockholders Agreement (incorporated by reference to Exhibit 10.6 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       99.6 Amendment No. 3, dated as of January 17, 1997, to the Stockholders Agreement (incorporated by reference to Exhibit 10.7 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       99.7 Amendment No. 4, dated as of January 17, 1997, to the Stockholders Agreement (incorporated by reference to Exhibit 10.8 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       99.8 Amendment No. 5, dated as of July 31, 1997, to the Stockholders Agreement (incorporated by reference to Exhibit 10.9 to AMF's Registration Statement on Form S-1 (File No. 333-34099))

       99.9 Amendment No. 6, dated as of December 31, 1997, to the Stockholders Agreement (incorporated by reference to Exhibit 10.10 to AMF's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-13539))

       99.10 Amendment No. 7, dated as of January 1, 1998, to the Stockholders Agreement (incorporated by reference to Exhibit 10.11 to AMF's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-13539))

(a)    Filed with this registration statement.